FOR IMMEDIATE RELEASE
DATE: October 21, 2021

HERITAGE FINANCIAL ANNOUNCES THIRD QUARTER 2021 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $20.6 million, or $0.58 per diluted share, for the quarter ended September 30, 2021, compared to $32.7 million, or $0.90 per diluted share, for the linked-quarter ended June 30, 2021 and $16.6 million, or $0.46 per diluted share, for the quarter ended September 30, 2020.
•Reversal of provision for credit losses was $3.1 million for the quarter ended September 30, 2021 compared to $14.0 million for the linked-quarter ended June 30, 2021 and a provision for credit loss of $2.7 million for the quarter ended September 30, 2020.
•The ratio of nonperforming assets to total assets decreased to 0.36% at September 30, 2021 compared to 0.50% at June 30, 2021 and 0.88% at December 31, 2020.
•Noninterest expense to average total assets, annualized, was 2.04% for the quarter ended September 30, 2021 compared to 2.06% for the linked-quarter ended June 30, 2021 and 2.17% for the quarter ended September 30, 2020.
•Capital remains strong with a Tier 1 leverage ratio of 8.8% and a total risk-based capital ratio of 14.8% at September 30, 2021.
•Declared a regular cash dividend of $0.21 per common share on October 20, 2021, an increase of 5.0% from the $0.20 regular cash dividend per common share declared during the prior quarter.
•Repurchased 841,088 shares at a weighted average price of $24.54 during the quarter ended September 30, 2021.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported that the Company had net income of $20.6 million for the quarter ended September 30, 2021 compared to $32.7 million for the linked-quarter ended June 30, 2021 and $16.6 million for the quarter ended September 30, 2020. Diluted earnings per share for the quarter ended September 30, 2021 were $0.58 compared to $0.90 for the linked-quarter ended June 30, 2021 and $0.46 for the quarter ended September 30, 2020.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, “Given the ongoing challenging environment resulting from COVID-19 and its related variants, we are pleased with our performance in the third quarter. Credit quality continues to improve and while loan growth was slow over the summer following the reopening of businesses in Oregon and Washington at the end of June, we are gratified to see the hard work of our team resulting in a growing pipeline with closed loan volume continuing to ramp-up as we head into the fall. We also continue to focus on expense management and deploying digital solutions to create efficiencies and enhance our customer's banking experience.
Further, we are delighted with the success of our ongoing efforts to positively impact housing in the communities we serve. Recently, we were selected by Catholic Housing Services to provide $13 million of construction financing for a new affordable housing development. The project is located in Mount Vernon, Washington and consists of 70 units of permanent supportive housing. It is the first supportive housing project to be built in Skagit County.
We are also proud to announce the formation of the Heritage Bank Community Development Entity ("HBCDE"), a subsidiary certified by the Community Development Financial Institutions Fund of the United States Department of Treasury as a Community Development Entity to provide loans, investments and services to low-income communities which has been funded with a $50 million investment from Heritage Bank.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of Period End or for the Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020

	(Dollars in thousands, except per share amounts)
Net income	$20,592	$32,702	$16,636
Pre-tax, pre-provision income (1)	$22,440	$26,166	$21,843
Diluted earnings per share	$0.58	$0.90	$0.46
Return on average assets (2)	1.13%	1.85%	1.00%
Pre-tax, pre-provision return on average assets (1) (2)	1.23%	1.48%	1.31%
Return on average common equity (2)	9.55%	15.69%	8.28%
Return on average tangible common equity (1) (2)	13.93%	22.94%	12.66%
Net interest margin (2)	3.15%	3.44%	3.38%
Cost of total deposits (2)	0.09%	0.10%	0.19%
Efficiency ratio	62.35%	58.18%	62.27%
Noninterest expense to average total assets (2)	2.04%	2.06%	2.17%
Total assets	$7,259,038	$7,105,672	$6,685,889
Loans receivable, net	$3,905,567	$4,155,968	$4,593,390
Total deposits	$6,215,558	$6,061,706	$5,689,048
Loan to deposit ratio (3)	63.6%	69.4%	82.0%
Book value per share	$24.13	$23.77	$22.36
Tangible book value per share (1)	$16.97	$16.76	$15.27
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by deposits.

SBA PPP Loans
The Company has supported its community and customers during the COVID-19 pandemic through its participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). The Company has identified its SBA PPP loans separately in two tranches based on the date of origination with the first tranche comprised of the SBA PPP loans originated in accordance with the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 ("CARES Act"), as amended, ("PPP1"), and the second tranche comprised of SBA PPP loans originated under the SBA's PPP in accordance with the Consolidated Appropriations Act of 2021 ("CA Act") enacted on December 27, 2020, as amended, ("PPP2"). The SBA PPP ended on May 31, 2021.
The following are key statistics of the Company's SBA PPP loan activity for both tranches since inception:

	As of September 30, 2021
	PPP1	PPP2	Total SBA PPP

	(Dollars in thousands)
Total number of funded loans	4,642	2,542	7,184
Total amount funded	$897,353	$380,014	$1,277,367
Average funded loan size	$193	$149	$178
Total net fees deferred at funding	$28,805	$16,041	$44,846

The following table summarizes the activity for both tranches as of and for the period indicated:

	As of or for the Three Months Ended
	September 30, 2021
	PPP1	PPP2	Total SBA PPP

	(In thousands)
Net deferred fees recognized during the period	$2,276	$4,754	$7,030
Net deferred fees unrecognized as of period end	280	9,055	9,335
Principal payments received during the period, including forgiveness payments from the SBA	179,030	105,355	284,385
Amortized cost as of period end	19,683	247,213	266,896

Balance Sheet
Total investment securities increased $23.1 million, or 2.2%, to $1.07 billion at September 30, 2021 from $1.05 billion at June 30, 2021 due primarily to purchases to deploy excess liquidity into higher yielding assets. Additionally, the Bank transferred investment securities classified as available for sale with a fair value of $244.8 million to investment securities classified as held to maturity during the quarter ended September 30, 2021.
Loans receivable decreased compared to June 30, 2021 due primarily to a decrease in SBA PPP loans as a result of forgiveness payments received from the SBA. Offsetting the decrease was an increase in commercial real estate ("CRE") loans which includes the transfer of completed projects from real estate construction and land development loans. The following table summarizes the Company's loans receivable, net at the dates indicated:

	September 30, 2021		June 30, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Commercial business:
Commercial and industrial	$652,776	16.5%	$651,915	15.5%	$861	0.1%
SBA PPP	266,896	6.8	544,250	12.9	(277,354)	(51.0)
Owner-occupied CRE	907,568	23.0	865,662	20.6	41,906	4.8
Non-owner occupied CRE	1,459,795	36.8	1,425,238	33.8	34,557	2.4
Total commercial business	3,287,035	83.1	3,487,065	82.8	(200,030)	(5.7)
Residential real estate	125,697	3.2	120,148	2.9	5,549	4.6
Real estate construction and land development:
Residential	90,081	2.3	88,601	2.1	1,480	1.7
Commercial and multifamily	205,516	5.2	239,979	5.7	(34,463)	(14.4)
Total real estate construction and land development	295,597	7.5	328,580	7.8	(32,983)	(10.0)
Consumer	245,555	6.2	271,737	6.5	(26,182)	(9.6)
Loans receivable	3,953,884	100.0%	4,207,530	100.0%	(253,646)	(6.0)
Allowance for credit losses on loans	(48,317)		(51,562)		3,245	(6.3)
Loans receivable, net	$3,905,567		$4,155,968		$(250,401)	(6.0)%

Total deposits increased slightly from June 30, 2021. The following table summarizes the Company's total deposits at the dates indicated:

	September 30, 2021		June 30, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Noninterest demand deposits	$2,299,248	37.0%	$2,256,341	37.2%	$42,907	1.9%
Interest bearing demand deposits	1,870,618	30.1	1,807,033	29.8	63,585	3.5
Money market accounts	1,072,427	17.3	1,030,164	17.0	42,263	4.1
Savings accounts	617,469	9.9	593,269	9.8	24,200	4.1
Total non-maturity deposits	5,859,762	94.3	5,686,807	93.8	172,955	3.0
Certificates of deposit	355,796	5.7	374,899	6.2	(19,103)	(5.1)
Total deposits	$6,215,558	100.0%	$6,061,706	100.0%	$153,852	2.5%
During the quarter ended September 30, 2021, the Company repurchased $20.6 million, or 841,088 shares of its common stock, at a weighted average price per share of $24.54. This represents approximately 2.3% of common stock outstanding at June 30, 2021. As of September 30, 2021, there were 802,188 shares available for repurchase under the current repurchase plan.
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	September 30, 2021	June 30, 2021	Change
Capital Ratios:
Stockholders' equity to total assets	11.7%	12.0%	(0.3)%
Tangible common equity to tangible assets (1)	8.5	8.8	(0.3)
Common equity Tier 1 capital to risk-weighted assets (2)	13.3	13.6	(0.3)
Tier 1 leverage capital to average quarterly assets (2)	8.8	9.1	(0.3)
Tier 1 capital to risk-weighted assets (2)	13.8	14.0	(0.2)
Total capital to risk-weighted assets (2)	14.8	15.1	(0.3)
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments ("Unfunded") and the related (reversal of) provision for credit losses for the periods indicated:

	As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total

	(Dollars in thousands)
Balance, beginning of period	$51,562	$2,451	$54,013	$64,225	$3,617	$67,842	$71,501	$4,612	$76,113
(Reversal of) provision for credit losses	(2,852)	(297)	(3,149)	(12,821)	(1,166)	(13,987)	2,320	410	2,730
Net (charge-offs) recoveries	(393)	—	(393)	158	—	158	(481)	—	(481)
Balance, end of period	$48,317	$2,154	$50,471	$51,562	$2,451	$54,013	$73,340	$5,022	$78,362
The allowance for credit losses ("ACL") on loans decreased compared to June 30, 2021 due primarily to the reduction of the ACL on nonaccrual loans of $2.0 million following a decrease in nonaccrual loan balances of $9.4 million discussed below as well as changes in the loan mix as compared to the linked-quarter ended June 30, 2021. The reversal of provision for credit losses on unfunded commitments of $0.3 million was due primarily to the improvements in the economic forecast.

Credit Quality
Nonperforming assets decreased to 0.36% of total assets at September 30, 2021 compared to 0.50% of total assets at June 30, 2021 due primarily to the return to accrual status of an owner-occupied CRE relationship of $7.0 million, which had related ACL on loans of $1.4 million at June 30, 2021. Nonperforming assets at both September 30, 2021 and June 30, 2021 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020

	(In thousands)
Balance, beginning of period	$35,341	$52,868	$33,628
Additions to nonaccrual loan classification	293	401	20,852
Net principal payments and transfers to accruing status	(8,139)	(2,093)	(882)
Payoffs	(911)	(15,835)	(547)
Charge-offs	(690)	—	(447)
Balance, end of period	$25,894	$35,341	$52,604

Net Interest Income and Net Interest Margin
Net interest income decreased $2.9 million, or 5.3%, for the quarter ended September 30, 2021 compared to the linked-quarter ended June 30, 2021 due primarily to a decrease in deferred SBA PPP loan fees recognized due to a decrease in the volume of forgiven SBA PPP loans. Additionally, interest income was higher during the quarter ended June 30, 2021 due to the recognition of $1.5 million of interest and fees on loans related to the full payoff of a nonaccrual loan relationship.
Net interest income increased $1.7 million, or 3.4%, compared to the quarter ended September 30, 2020 due primarily to the Bank decreasing deposit rates following decreases in short-term market interest rates.
Net interest margin decreased to 3.15% for the quarter ended September 30, 2021 as compared to 3.44% for the linked-quarter ended June 30, 2021 due primarily to the change in the mix of total interest earning assets, including an increase in the balance of lower yielding average interest earning deposits.
Net interest margin decreased from 3.38% for the same period in 2020 due primarily to the decrease in the yield on interest earning assets, offset partially by a decrease in the cost of total interest bearing liabilities.
The following table presents the loan yield and the impact of SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Non-GAAP Measure:(1)
Loan yield (GAAP)	4.64%	4.62%	4.12%
Exclude impact from SBA PPP loans	(0.38)	(0.12)	0.33
Exclude impact from incremental accretion on purchased loans(2)	(0.07)	(0.05)	(0.10)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP)	4.19%	4.45%	4.35%
(1) See Non-GAAP Financial Measures section.
(2) Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of Accounting Standards Update ("ASU") 2016-13. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
The impact to loan yield from recoveries of interest and fees on loans classified as nonaccrual was two and 18 basis points during the quarter ended September 30, 2021 and June 30, 2021, respectively.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Three Months Ended			Linked-quarter Change		Prior Year Quarter Change
	September 30, 2021	June 30, 2021	September 30, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Service charges and other fees	$4,566	$4,422	$4,039	$144	3.3%	$527	13.0%
Gain on sale of investment securities, net	—	—	40	—	—	(40)	(100.0)
Gain on sale of loans, net	765	1,003	1,443	(238)	(23.7)	(678)	(47.0)
Interest rate swap fees	126	209	396	(83)	(39.7)	(270)	(68.2)
Bank owned life insurance income	647	717	909	(70)	(9.8)	(262)	(28.8)
Other income	2,124	1,946	1,383	178	9.1	741	53.6
Total noninterest income	$8,228	$8,297	$8,210	$(69)	(0.8)%	$18	0.2%
Noninterest income remained relatively stable during the quarter ended September 30, 2021 compared to the linked-quarter ended June 30, 2021. Noninterest income increased from the same period in 2020 due primarily to an increase in other income as a result of gain on sale of branches held for sale and an increase in service charges and other fees due mostly to higher interchange income and increased deposit fee income, offset partially by a decrease in gain on sale of loans due primarily to lower sales volume of secondary market mortgage loans. Included in other income were gains on sale of $0.9 million and $0.7 million during the quarters ended September 30, 2021 and June 30 ,2021, respectively, from branches classified as held for sale as part of the Branch Consolidation Plan.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Three Months Ended			Linked-quarter Change		Prior Year Quarter Change
	September 30, 2021	June 30, 2021	September 30, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Compensation and employee benefits	$22,176	$22,088	$21,416	$88	0.4%	$760	3.5%
Occupancy and equipment	4,373	4,091	4,348	282	6.9	25	0.6
Data processing	4,029	3,998	3,691	31	0.8	338	9.2
Marketing	775	892	755	(117)	(13.1)	20	2.6
Professional services	816	1,102	1,086	(286)	(26.0)	(270)	(24.9)
State/municipal business and use tax	1,071	991	964	80	8.1	107	11.1
Federal deposit insurance premium	550	339	848	211	62.2	(298)	(35.1)
Amortization of intangible assets	758	797	860	(39)	(4.9)	(102)	(11.9)
Other expense	2,618	2,098	2,077	520	24.8	541	26.0
Total noninterest expense	$37,166	$36,396	$36,045	$770	2.1%	$1,121	3.1%
Noninterest expense increased slightly from the linked-quarter ended June 30, 2021 due primarily to an increase in occupancy and equipment expense related to the Branch Consolidation Plan discussed below as well as an increase in repairs and maintenance expense. Additionally, other expense increased primarily due to $0.2 million of lease impairment expense also related to the Branch Consolidation Plan.
Noninterest expense increased compared to the quarter ended September 30, 2020 due primarily to an increase in compensation and employee benefits from upward market pressure on salaries and wages and an increase in other expenses related to the Branch Consolidation Plan discussed below.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Three Months Ended			Linked-quarter Change		Prior Year Quarter Change
	September 30, 2021	June 30, 2021	September 30, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Income before income taxes	$25,589	$40,153	$19,113	$(14,564)	(36.3)%	$6,476	33.9%
Income tax expense	$4,997	$7,451	$2,477	$(2,454)	(32.9)%	$2,520	101.7%
Effective income tax rate	19.5%	18.6%	13.0%	0.9%	4.8%	6.5%	50.0%

Income tax expense decreased for the quarter ended September 30, 2021 compared to the linked-quarter ended June 30, 2021 and increased compared to the same period in 2020 reflecting the change in income before income taxes earned between the periods. The effective income tax rate increased between the same periods due primarily to an increase in the estimated annual pre-tax income for the year ended December 31, 2021, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.

Branch Consolidation Plan
Heritage previously announced the plan to close and consolidate four branches. The branches will close on October 29, 2021, bringing the total branch count to 49, a reduction of 21% from 62 branches at September 30, 2020, including the consolidation of eight branches completed during the quarter ended March 31, 2021. The Company will integrate these locations into other branches within its network. These actions are a result of the Company’s increased focus on balancing physical locations and digital banking channels, driven by increased customer usage of online and mobile banking and a commitment to improve digital banking technology. All significant expenses related to the Branch Consolidation Plan for branches that will close on October 29, 2021 have been included in results of operations for the quarter ended September 30, 2021.

Dividend
On October 20, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend is payable on November 17, 2021 to shareholders of record as of the close of business on November 3, 2021.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on October 21, 2021 at 11:00 a.m. Pacific time. To access the call, please dial (844) 200-6205 -- access code 212793 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through October 28, 2021 by dialing (866) 813-9403 -- access code 056393.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 53 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to: changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	September 30, 2021	June 30, 2021	December 31, 2020
Assets
Cash on hand and in banks	$86,954	$94,179	$91,918
Interest earning deposits	1,547,785	1,170,754	651,404
Cash and cash equivalents	1,634,739	1,264,933	743,322
Investment securities available for sale, at fair value (amortized cost of $744,336, $1,029,001 and $770,195, respectively)	761,526	1,049,524	802,163
Investment securities held to maturity, at amortized cost (fair value of $307,330, $0, and $0, respectively)	311,074	—	—
Total investment securities	1,072,600	1,049,524	802,163
Loans held for sale	2,636	2,739	4,932
Loans receivable	3,953,884	4,207,530	4,468,647
Allowance for credit losses on loans	(48,317)	(51,562)	(70,185)
Loans receivable, net	3,905,567	4,155,968	4,398,462
Other real estate owned	—	—	—
Premises and equipment, net	79,958	82,835	85,452
Federal Home Loan Bank ("FHLB") stock, at cost	7,933	7,933	6,661
Bank owned life insurance	109,634	108,988	107,580
Accrued interest receivable	14,802	17,113	19,418
Prepaid expenses and other assets	179,494	163,206	193,301
Other intangible assets, net	10,736	11,494	13,088
Goodwill	240,939	240,939	240,939
Total assets	$7,259,038	$7,105,672	$6,615,318

Liabilities and Stockholders' Equity
Deposits	$6,215,558	$6,061,706	$5,597,990
Junior subordinated debentures	21,107	21,034	20,887
Securities sold under agreement to repurchase	44,096	46,429	35,683
Accrued expenses and other liabilities	129,873	120,519	140,319
Total liabilities	6,410,634	6,249,688	5,794,879

Common stock	552,385	572,060	571,021
Retained earnings	281,285	267,863	224,400
Accumulated other comprehensive income, net	14,734	16,061	25,018
Total stockholders' equity	848,404	855,984	820,439
Total liabilities and stockholders' equity	$7,259,038	$7,105,672	$6,615,318

Shares outstanding	35,166,599	36,006,560	35,912,243

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income
Interest and fees on loans	$46,863	$50,750	$47,647	$147,137	$142,328
Taxable interest on investment securities	4,711	4,050	3,865	12,295	14,068
Nontaxable interest on investment securities	931	947	953	2,836	2,686
Interest on interest earning deposits	537	263	98	975	561
Total interest income	53,042	56,010	52,563	163,243	159,643
Interest expense
Deposits	1,444	1,524	2,639	4,696	10,272
Junior subordinated debentures	184	186	196	557	699
Other borrowings	36	35	50	109	130
Total interest expense	1,664	1,745	2,885	5,362	11,101
Net interest income	51,378	54,265	49,678	157,881	148,542
(Reversal of) provision for credit losses	(3,149)	(13,987)	2,730	(24,335)	39,239
Net interest income after (reversal of) provision for credit losses	54,527	68,252	46,948	182,216	109,303
Noninterest income
Service charges and other fees	4,566	4,422	4,039	12,988	12,015
Gain on sale of investment securities, net	—	—	40	29	1,463
Gain on sale of loans, net	765	1,003	1,443	3,138	3,125
Interest rate swap fees	126	209	396	487	1,461
Bank owned life insurance income	647	717	909	2,020	2,439
Other income	2,124	1,946	1,383	6,114	5,441
Total noninterest income	8,228	8,297	8,210	24,776	25,944
Noninterest expense
Compensation and employee benefits	22,176	22,088	21,416	66,725	65,849
Occupancy and equipment	4,373	4,091	4,348	12,918	13,247
Data processing	4,029	3,998	3,691	11,839	10,735
Marketing	775	892	755	2,336	2,317
Professional services	816	1,102	1,086	3,249	4,632
State/municipal business and use taxes	1,071	991	964	3,034	2,626
Federal deposit insurance premium	550	339	848	1,478	1,086
Other real estate owned, net	—	—	—	—	(145)
Amortization of intangible assets	758	797	860	2,352	2,666
Other expense	2,618	2,098	2,077	6,873	7,365
Total noninterest expense	37,166	36,396	36,045	110,804	110,378
Income before income taxes	25,589	40,153	19,113	96,188	24,869
Income tax expense	4,997	7,451	2,477	17,550	2,181
Net income	$20,592	$32,702	$16,636	$78,638	$22,688

Basic earnings per share	$0.58	$0.91	$0.46	$2.19	$0.63
Diluted earnings per share	$0.58	$0.90	$0.46	$2.18	$0.63
Dividends declared per share	$0.20	$0.20	$0.20	$0.60	$0.60
Average shares outstanding - basic	35,644,192	35,994,740	35,908,845	35,854,258	36,049,369
Average shares outstanding - diluted	35,929,518	36,289,464	35,988,734	36,152,052	36,193,615

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

Nonperforming Assets and Credit Quality Metrics:

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Allowance for Credit Losses on Loans:
Balance, beginning of period	$51,562	$64,225	$71,501	$70,185	$36,171
Impact of CECL adoption	—	—	—	—	1,822
Adjusted balance, beginning of period	51,562	64,225	71,501	70,185	37,993
(Reversal of) provision for credit losses on loans	(2,852)	(12,821)	2,320	(21,808)	38,225
Charge-offs:
Commercial business	(743)	(13)	(507)	(757)	(3,553)
Real estate construction and land development	—	—	—	(1)	—
Consumer	(204)	(120)	(335)	(509)	(1,141)
Total charge-offs	(947)	(133)	(842)	(1,267)	(4,694)
Recoveries:
Commercial business	385	143	80	735	1,220
Residential real estate	—	—	—	—	3
Real estate construction and land development	8	4	139	28	160
Consumer	161	144	142	444	433
Total recoveries	554	291	361	1,207	1,816
Net (charge-offs) recoveries	(393)	158	(481)	(60)	(2,878)
Balance, end of period	$48,317	$51,562	$73,340	$48,317	$73,340
Net (charge-offs) recoveries on loans to average loans, annualized	(0.04)%	0.01%	(0.04)%	—%	(0.09)%

	September 30, 2021	June 30, 2021	December 31, 2020
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$25,243	$34,209	$56,786
Residential real estate	51	60	184
Real estate construction and land development	571	1,014	1,022
Consumer	29	58	100
Total nonaccrual loans	25,894	35,341	58,092
Other real estate owned	—	—	—
Nonperforming assets	$25,894	$35,341	$58,092

Restructured performing loans	$60,684	$55,391	$52,872
Accruing loans past due 90 days or more	—	286	—
ACL on loans to:
Loans receivable	1.22%	1.23%	1.57%
Loans receivable, excluding SBA PPP loans (1)	1.31%	1.41%	1.87%
Nonaccrual loans	186.60%	145.90%	120.82%
Nonperforming loans to loans receivable	0.65%	0.84%	1.30%
Nonperforming assets to total assets	0.36%	0.50%	0.88%
(1) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,005,585	$46,863	4.64%	$4,402,868	$50,750	4.62%	$4,605,389	$47,647	4.12%
Taxable securities	893,374	4,711	2.09	799,023	4,050	2.03	697,128	3,865	2.21
Nontaxable securities (3)	157,907	931	2.34	160,489	947	2.37	163,070	953	2.32
Interest earning deposits	1,417,661	537	0.15	964,791	263	0.11	389,653	98	0.10
Total interest earning assets	6,474,527	53,042	3.25%	6,327,171	56,010	3.55%	5,855,240	52,563	3.57%
Noninterest earning assets	740,433			752,034			765,740
Total assets	$7,214,960			$7,079,205			6,620,980
Interest Bearing Liabilities:
Certificates of deposit	$365,278	$407	0.44%	$381,417	$481	0.51%	$466,920	$1,133	0.97%
Savings accounts	609,818	90	0.06	591,616	89	0.06	514,072	117	0.09
Interest bearing demand and money market accounts	2,881,567	947	0.13	2,836,717	954	0.13	2,639,511	1,389	0.21
Total interest bearing deposits	3,856,663	1,444	0.15	3,809,750	1,524	0.16	3,620,503	2,639	0.29
Junior subordinated debentures	21,060	184	3.47	20,986	186	3.55	20,766	196	3.75
Securities sold under agreement to repurchase	52,197	36	0.27	43,259	35	0.32	32,856	50	0.61
Total interest bearing liabilities	3,929,920	1,664	0.17%	3,873,996	1,745	0.18%	3,674,125	2,885	0.31%
Noninterest demand deposits	2,300,795			2,246,929			1,998,772
Other noninterest bearing liabilities	128,537			122,520			148,345
Stockholders’ equity	855,708			835,761			799,738
Total liabilities and stockholders’ equity	$7,214,960			$7,079,205			$6,620,980
Net interest income		$51,378			$54,265			$49,678
Net interest spread			3.08%			3.37%			3.26%
Net interest margin			3.15%			3.44%			3.38%
Average interest earning assets to average interest bearing liabilities			164.75%			163.32%			159.36%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,297,875	$147,137	4.58%	$4,266,598	$142,328	4.46%
Taxable securities	789,691	12,295	2.08	758,941	14,068	2.48
Nontaxable securities (3)	160,748	2,836	2.36	148,560	2,686	2.42
Interest earning deposits	1,034,690	975	0.13	234,040	561	0.32
Total interest earning assets	6,283,004	163,243	3.47%	5,408,139	159,643	3.94%
Noninterest earning assets	749,781			757,269
Total assets	$7,032,785			$6,165,408
Interest Bearing Liabilities:
Certificates of deposit	$379,885	$1,447	0.51%	$502,691	$4,955	1.32%
Savings accounts	587,358	274	0.06	475,091	420	0.12
Interest bearing demand and money market accounts	2,817,353	2,975	0.14	2,428,148	4,897	0.27
Total interest bearing deposits	3,784,596	4,696	0.17	3,405,930	10,272	0.40
Junior subordinated debentures	20,987	557	3.55	20,693	699	4.51
Securities sold under agreement to repurchase	45,221	109	0.32	25,296	122	0.64
FHLB advances and other borrowings	—	—	—	1,959	8	0.55
Total interest bearing liabilities	3,850,804	5,362	0.19%	3,453,878	11,101	0.43%
Noninterest demand deposits	2,213,795			1,768,260
Other noninterest bearing liabilities	128,584			138,837
Stockholders’ equity	839,602			804,433
Total liabilities and stockholders’ equity	$7,032,785			$6,165,408
Net interest income		$157,881			$148,542
Net interest spread			3.29%			3.51%
Net interest margin			3.36%			3.67%
Average interest earning assets to average interest bearing liabilities			163.16%			156.58%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Earnings:
Net interest income	$51,378	$54,265	$52,238	$52,455	$49,678
(Reversal of) provision for credit losses	(3,149)	(13,987)	(7,199)	(3,133)	2,730
Noninterest income	8,228	8,297	8,251	11,285	8,210
Noninterest expense	37,166	36,396	37,242	38,562	36,045
Net income	20,592	32,702	25,344	23,882	16,636
Pre-tax, pre-provision net income (3)	22,440	26,166	23,247	25,178	21,843
Basic earnings per share	$0.58	$0.91	$0.70	$0.66	$0.46
Diluted earnings per share	$0.58	$0.90	$0.70	$0.66	$0.46
Average Balances:
Loans receivable, net (1)	$4,005,585	$4,402,868	$4,490,499	$4,540,962	$4,605,389
Investment securities	1,051,281	959,512	838,182	813,312	860,198
Total interest earning assets	6,474,527	6,327,171	6,042,566	5,913,765	5,855,240
Total assets	7,214,960	7,079,205	6,799,625	6,675,477	6,620,980
Total interest bearing deposits	3,856,663	3,809,750	3,685,496	3,634,018	3,620,503
Total noninterest demand deposits	2,300,795	2,246,929	2,091,359	2,034,425	1,998,772
Stockholders' equity	855,708	835,761	827,021	808,999	799,738
Financial Ratios:
Return on average assets (2)	1.13%	1.85%	1.51%	1.42%	1.00%
Pre-tax, pre-provision return on average assets (2)(3)	1.23	1.48	1.39	1.50	1.31
Return on average common equity (2)	9.55	15.69	12.43	11.74	8.28
Return on average tangible common equity (2) (3)	13.93	22.94	18.37	17.62	12.66
Efficiency ratio	62.35	58.18	61.57	60.50	62.27
Noninterest expense to average total assets (2)	2.04	2.06	2.22	2.30	2.17
Net interest margin (2)	3.15	3.44	3.51	3.53	3.38
Net interest spread (2)	3.08	3.37	3.43	3.44	3.26
(1) The average loan balances are net of the ACL on loans and include loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of Period End or for the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Select Balance Sheet:
Total assets	$7,259,038	$7,105,672	$7,028,392	$6,615,318	$6,685,889
Loans receivable, net	3,905,567	4,155,968	4,531,644	4,398,462	4,593,390
Investment securities	1,072,600	1,049,524	893,558	802,163	834,492
Deposits	6,215,558	6,061,706	6,019,698	5,597,990	5,689,048
Noninterest demand deposits	2,299,248	2,256,341	2,205,562	1,980,531	1,989,247
Stockholders' equity	848,404	855,984	827,151	820,439	803,129
Financial Measures:
Book value per share	$24.13	$23.77	$22.99	$22.85	$22.36
Tangible book value per share (1)	16.97	16.76	15.95	15.77	15.27
Stockholders' equity to total assets	11.7%	12.0%	11.8%	12.4%	12.0%
Tangible common equity to tangible assets (1)	8.5	8.8	8.5	8.9	8.5
Loans to deposits ratio	63.6	69.4	76.3	79.8	82.0
Regulatory Capital Ratios:
Common equity Tier 1 capital to risk-weighted assets(2)	13.3%	13.6%	12.8%	12.3%	11.7%
Tier 1 leverage capital to average assets(2)	8.8%	9.1%	9.1%	9.0%	8.8%
Tier 1 capital to risk-weighted assets(2)	13.8%	14.0%	13.2%	12.8%	12.2%
Total capital to risk-weighted assets(2)	14.8%	15.1%	14.5%	14.0%	13.4%
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.22%	1.23%	1.40%	1.57%	1.57%
Loans receivable, excluding SBA PPP loans (1)	1.31	1.41	1.73	1.87	1.93
Nonperforming loans	186.60	145.90	121.48	120.82	139.42
Nonperforming loans to loans receivable	0.65	0.84	1.15	1.30	1.13
Nonperforming assets to total assets	0.36	0.50	0.75	0.88	0.79
Net (charge-offs) recoveries on loans to average loans receivable	(0.04)	0.01	0.02	(0.03)	(0.04)
Criticized Loans by Credit Quality Rating:
Special Mention	$90,554	$100,317	$108,975	$132,036	$104,781
Substandard	126,694	135,374	160,461	158,515	123,570
Other Metrics:
Number of banking offices	53	53	53	61	62
Average number of full-time equivalent employees	813	822	840	848	857
Deposits per branch	$117,275	$114,372	$113,579	$91,770	$91,759
Average assets per full-time equivalent employee	8,877	8,607	8,098	7,873	7,727
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$848,404	$855,984	$827,151	$820,439	$803,129
Exclude intangible assets	(251,675)	(252,433)	(253,230)	(254,027)	(254,886)
Tangible common equity (non-GAAP)	$596,729	$603,551	$573,921	$566,412	$548,243

Total assets (GAAP)	$7,259,038	$7,105,672	$7,028,392	$6,615,318	$6,685,889
Exclude intangible assets	(251,675)	(252,433)	(253,230)	(254,027)	(254,886)
Tangible assets (non-GAAP)	$7,007,363	$6,853,239	$6,775,162	$6,361,291	$6,431,003

Stockholders' equity to total assets (GAAP)	11.7%	12.0%	11.8%	12.4%	12.0%
Tangible common equity to tangible assets (non-GAAP)	8.5%	8.8%	8.5%	8.9%	8.5%

Shares outstanding	35,166,599	36,006,560	35,981,317	35,912,243	35,910,300

Book value per share (GAAP)	$24.13	$23.77	$22.99	$22.85	$22.36
Tangible book value per share (non-GAAP)	$16.97	$16.76	$15.95	$15.77	$15.27

The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans is significant to the loan portfolio; however, since SBA PPP loans are guaranteed by the SBA, the Company has not provided an ACL on loans for these loans.

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ACL on loans to loans receivable, excluding SBA PPP loans:
Allowance for credit losses on loans	$48,317	$51,562	$64,225	$70,185	$73,340

Loans receivable (GAAP)	$3,953,884	$4,207,530	$4,595,869	$4,468,647	$4,666,730
Exclude SBA PPP loans	(266,896)	(544,250)	(886,761)	(715,121)	(867,782)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,686,988	$3,663,280	$3,709,108	$3,753,526	$3,798,948

ACL on loans to loans receivable (GAAP)	1.22%	1.23%	1.40%	1.57%	1.57%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.31%	1.41%	1.73%	1.87%	1.93%

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Return on average tangible common equity, annualized:
Net income (GAAP)	$20,592	$32,702	$25,344	$23,882	$16,636
Add amortization of intangible assets	758	797	797	859	860
Exclude tax effect of adjustment	(159)	(167)	(167)	(180)	(181)
Tangible net income (non-GAAP)	$21,191	$33,332	$25,974	$24,561	$17,315

Average stockholders' equity (GAAP)	$855,708	$835,761	$827,021	$808,999	$799,738
Exclude average intangible assets	(252,159)	(252,956)	(253,747)	(254,587)	(255,453)
Average tangible common stockholders' equity (non-GAAP)	$603,549	$582,805	$573,274	$554,412	$544,285

Return on average common equity, annualized (GAAP)	9.55%	15.69%	12.43%	11.74%	8.28%
Return on average tangible common equity, annualized (non-GAAP)	13.93%	22.94%	18.37%	17.62%	12.66%

The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on credit loss provisions of various institutions has varied based on the geography of the communities served by a particular institution and the decision to adopt or defer the current expected credit losses ("CECL") methodology required by ASU 2016-13.

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Pre-tax, pre-provision income and pre-tax, pre-provision return on average equity, annualized:
Net income (GAAP)	$20,592	$32,702	$25,344	$23,882	$16,636
Add income tax expense	4,997	7,451	5,102	4,429	2,477
Add (reversal of) provision for credit losses	(3,149)	(13,987)	(7,199)	(3,133)	2,730
Pre-tax, pre-provision income (non-GAAP)	$22,440	$26,166	$23,247	$25,178	$21,843

Average total assets (GAAP)	$7,214,960	$7,079,205	$6,799,625	$6,675,477	$6,620,980

Return on average assets, annualized (GAAP)	1.13%	1.85%	1.51%	1.42%	1.00%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.23%	1.48%	1.39%	1.50%	1.31%

The Company believes presenting loan yield excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off its balance sheet. Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that are anticipated to substantially decrease upon forgiveness by the SBA within a short time frame.

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized:
Interest and fees on loans (GAAP)	$46,863	$50,750	$47,647
Exclude interest and fees on SBA PPP loans	(8,042)	(10,003)	(5,810)
Exclude incremental accretion on purchased loans	(681)	(495)	(944)
Adjusted interest and fees on loans (non-GAAP)	$38,140	$40,252	$40,893

Average loans receivable, net (GAAP)	$4,005,585	$4,402,868	$4,605,389
Exclude average SBA PPP loans	(392,570)	(777,156)	(863,127)
Adjusted average loans receivable, net (non-GAAP)	$3,613,015	$3,625,712	$3,742,262

Loan yield, annualized (GAAP)	4.64%	4.62%	4.12%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.19%	4.45%	4.35%